Exhibit 3.310

Adopted December 17, 2002

BY-LAWS

OF

SUNBELT REGIONAL MEDICAL CENTER, INC.

ARTICLE I

OFFICES

The principal office of the Corporation shall be designated from time to time by the Board of Directors. The Corporation may have offices in addition to its principal place of business as the business of the Corporation may require from time to time.

The registered office of the Corporation may be, but need not be, identical with the principal office and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

SECTION 1. MEETINGS. The annual meeting of shareholders shall be as designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the election shall be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient. Special meetings of the shareholders may be called by the President, by a majority of the members of the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation.

SECTION 2. PLACE OF MEETING. The annual meeting, or any special meeting called by the Board of Directors, shall be held in Nashville, Tennessee, unless otherwise designated by them. A waiver of notice, signed by all shareholders, may designate any place as the place for the holding of such meeting.

SECTION 3. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than forty (40) days before the date of the meeting, either personally or by mail, by or at the direction of the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. Notice of a meeting, either annual or special, called for the purpose of electing directors shall be delivered not less than twenty (20) days before the date of the meeting. Any shareholder may waive notice of any meeting. The attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 4. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 5. QUORUM. A majority of the outstanding shares of the Corporation, or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

SECTION 6. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy, and such proxy may be withdrawn at any time.

SECTION 7. VOTING OF SHARES. Subject to the provisions herein, each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. In all elections of directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by said shareholder, for as many persons as there are directors to be elected. All voting shall be on a non-cumulative basis, unless otherwise stated in the Articles of Incorporation or except as required by applicable state law.

SECTION 8. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may from time to time appoint such standing or special committees as it may deem for the best interest of the Corporation, but no such committee shall have any powers, except such as are expressly conferred upon it by the Board of Directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than one (1) nor more than ten (10), but may be increased or decreased by amendment of this by-law by the shareholders. Each director shall hold office for the term of which he is elected or until his successor shall have been elected and qualifies for the officer, whichever period is longer. Directors need not be residents of the state of incorporation nor need they be shareholders of the Corporation. Any vacancy occurring in the Board of Directors or in a directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any director may resign at any time by giving written notice of such resignation to the Board of Directors or the President. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or the President.

SECTION 3. REMOVAL OF DIRECTORS. At any duly called special meeting of the shareholders, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected by a majority of the votes cast.

SECTION 4. MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-law, immediately after, and at the same place, as the annual meeting of shareholders. Additional regular meetings of the Board of Directors may be held at any time and place designated by them. Special meetings of the Board of Directors may be called by or at the request of the President or a majority of the directors. Directors may participate in meetings by conference telephone or similar communications equipment Whenever the laws of the state of incorporation authorize or permit directors to act other than at a meeting including but not limited to acting through unanimous written consents, then such actions shall be as effective as if taken by the directors at a meeting.

SECTION 5. NOTICE. Notice of any special meeting shall be given previously thereto by written notice delivered by messenger, mail, facsimile or other electronic means. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. If notice be given by facsimile or other electronic means, such notice shall be deemed to be delivered when the facsimile or other electronic communication is transmitted and confirmed. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. COMPENSATION. Directors, as such, shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance may be allowed for attendance at meetings; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 9. DELEGATION OF DUTIES TO CLINICAL BOARDS. The Board of Directors of the Corporation (in certain cases acting as the general partner of a limited partnership (the “Partnership”)) serves as the governing body of any and all of the hospital(s) and/or surgery center(s), as the case may be (“Facility”), owned by the Corporation and/or Partnership and retains ultimate responsibility for the Facility’s compliance with all applicable federal, state, and local laws and regulations. The Board of Directors has delegated certain duties to its officers and to the Board of Trustees of the hospital(s) and/or the Board of Governors of the surgery center(s) (the Board(s) of Trustees and the Board(s) of Governors are individually and collectively hereinafter referred to as the “Clinical Board”). The rights. and duties delegated to the Clinical Board, acting in its capacity as the authorized agent of the governing body, are described in the By-laws of the Clinical Board.

The Board of Directors has delegated to the Chief Executive Officer of the Corporation, in accordance with these by-laws, the authority to appoint the Clinical Board. The Board of Directors has delegated to its officers, in accordance with these by-laws, the authority to select the CEO and/or Administrator of the facility based upon his education and experience. The officers, in turn, have appointed the CEO and/or Administrator to manage the day-to-day business affairs and administration of the Facility. The CEO and/or Administrator reports to the Board of Directors, while maintaining continuing communication with the Clinical Board and Medical Staff.

The Board of Directors has appointed the Clinical Board to assist and advise the CEO and/or Administrator, the Board of Directors, and the Medical Staff. The primary function of the Clinical Board shall be to assure that the Facility and its Medical Staff provide quality medical care that meets the needs of the community. For this purpose, the Board of Directors has delegated to the Clinical Board the authority to receive and evaluate periodic reports from the Medical Staff and its officers, to make decisions regarding Medical Staff appointment and Clinical Privileges, to oversee performance improvement, utilization review, and similar matters regarding the provision of quality patient care at the Facility, and to establish polices regarding such matters.

The Board of Directors, through its officers and the CEO and/or Administrator, retains authority for the Facility’s business decisions, including long-range and short-range planning and budgeting, but may request the advice of the Clinical Board on such matters. The Board of Directors expressly reserves the right to amend, modify, rescind, clarify, or terminate at any time and without notice any delegation of authority given to the Clinical Board and, if deemed necessary by the Board of Directors, to overrule decisions made by the Clinical Board.

ARTICLE IV

OFFICERS

SECTION 1. CLASSES. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, an Executive Vice President, one or more Senior Vice Presidents, one or more other Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as may be elected or appointed in accordance with the provisions of this article. Additional officers and duties may be added by amendment to this article by the shareholders.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors and at subsequent meetings of the Board of Directors held from time to time. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 3. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation. Subject to the direction of the Board of Directors, he shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. He shall preside at all meetings of shareholders and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign duly authorized certificates of stock of the Corporation (the signature to which may be a facsimile signature), and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent, From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors.

SECTION 4. VICE PRESIDENTS. The Vice Presidents shall perform such duties as are given to them by these By-laws or as from time to time may be assigned to them by the Board of Directors or the President, and, in the order of their seniority, or in any other order as the Board of Directors may from time to time determine, shall, in the absence of the President, have all the powers of and be subject to all restrictions upon the President, and may sign, if so authorized, in the name of the Corporation, deeds, mortgages, bonds and other instruments.

SECTION 5. SECRETARY. The Secretary shall: (a) record all the proceedings of the meetings of the shareholders, the Board of Directors, and any committees in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by applicable law; (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the Chairman of such committee with a copy of such resolution; (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (e) see that the lists, books, reports, statements, certificates and other documents and records required by statute are properly kept and filed; (f) have charge of the stock and transfer books of the Corporation and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access thereto; (g) sign certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and (h) in general, perform all duties incident to the office of the Secretary and such other duties as are given to him by these By-laws or as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 6. ASSISTANT SECRETARY. At the request of the Secretary or in his absence or disability, the Assistant Secretary designated by him (or in the absence of such designation, the Assistant Secretary designated by the Board of Directors or the President) shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary.

SECTION 7. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article V of these By-laws; (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 8. ASSISTANT TREASURER. At the request of the Treasurer or in his absence or disability, the Assistant Treasurer designated by him (or in the absence of such designation, the Assistant Treasurer designated by the Board of Directors or the President) shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his authorized attorney and on surrender for cancellation of the certificate for such shares.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year, but may be changed by resolution of the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

SEAL

The Board of Directors may provide a corporate seal in such form as the Board of Directors may prescribe.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given under the provisions of these By-laws, or under the provisions of the Articles of Incorporation, or under the provisions of the applicable statutes, waiver thereof in writing, signed by the person, or persons, entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the Corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification shall extend to the payment of judgments against such officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the Corporation or amounts paid in settlement to the Corporation. Such indemnification shall also extend to the payment of counsel fees and expenses of such officers and directors in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or directors. Such right of indemnification shall not be exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of such deceased officers or directors.

ARTICLE XII

AMENDMENTS

The shareholders may after, amend or rescind the By-laws at any annual or special meeting of shareholders at which a quorum is present, by the vote of a majority of the stock represented at such meeting, provided that the notice of such meeting shall have included notice of such proposed amendment. The Board of Directors shall have the power and authority to alter, amend or rescind By-laws of the Corporation at any regular or special meeting at which a quorum is present by the vote of a majority of the entire Board of Directors, subject always to the power of the shareholders to change such action of the directors.